UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2016 (May 10, 2016)

SCRIPPS NETWORKS INTERACTIVE, INC. (Exact Name of Registrant as Specified in its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	9721 Sherrill Boulevard Knoxville, Tennessee (Address of Principal Executive Offices)	37932 (Zip Code)

(865) 694-2700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Scripps Networks Interactive, Inc. (the “Company”) held on May 10, 2016, a total of 75,402,652 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 33,850,481 Common Voting Shares, $.01 par value per share (“Common Voting Shares”), out of a total of 95,024,669 Class A Common Shares and 33,850,481 Common Voting Shares outstanding and entitled to vote as of the record date for the Annual Meeting, were present in person or represented by proxies. The following proposals were voted on and approved by the Company’s shareholders at the Annual Meeting:

1. The holders of Class A Common Shares elected Jarl Mohn, Nicholas B. Paumgarten, Jeffrey Sagansky and Ronald W. Tysoe to serve as directors to hold office until the annual meeting of shareholders to be held in 2017 and until their successors are duly elected and qualified. The holders of Common Voting Shares elected Gina L. Bianchini, Michael R. Costa, David A. Galloway, Kenneth W. Lowe, Donald E. Meihaus, Richelle P. Parham, Mary McCabe Peirce and Wesley W. Scripps to serve as directors to hold office until the annual meeting of shareholders to be held in 2017 and until their successors are duly elected and qualified.

Nominee (Class A Common Shares)	For	Withheld	Broker Non-Votes
Jarl Mohn	74,122,265	1,280,387	-
Nicholas B. Paumgarten	74,772,598	630,054	-
Jeffrey Sagansky	68,643,119	6,759,533	-
Ronald W. Tysoe	69,042,102	6,360,550	-

Nominee (Common Voting Shares)	For	Withheld	Broker Non-Votes
Gina L. Bianchini	33,850,481	0	-
Michael R. Costa	33,850,481	0	-
David A. Galloway	33,850,481	0	-
Kenneth W. Lowe	33,850,481	0	-
Donald E. Meihaus	33,850,481	0	-
Richelle P. Parham	33,850,481	0	-
Mary McCabe Peirce	33,850,481	0	-
Wesley W. Scripps	33,850,481	0	-

2. The holders of Common Voting Shares ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstentions
33,850,481	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial Officer

Date: May 13, 2016